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                                                                      EXHIBIT 21


                            SUBSIDIARIES OF CAMPBELL



NAME OF SUBSIDIARY AND NAME                                     JURISDICTION OF

UNDER WHICH IT DOES BUSINESS                                     INCORPORATION
----------------------------                                     -------------
Arnotts Limited                                                    Australia
Campbell Finance Corp.                                             Delaware
Campbell Investment Company                                        Delaware
Campbell Sales Company                                             New Jersey
Campbell Soup Company Ltd--Les Soupes Campbell Ltee                Canada
Campbell's Australasia Pty. Limited                                Australia
Campbell's de Mexico, S.A. de C. V.                                Mexico
Campbell's Fresh, Inc.                                             Ohio
Campbell's U.K. Limited                                            England
Erasco GmbH                                                        Germany
Fresh Start Bakeries, Inc.                                         Delaware
Godiva Chocolatier, Inc.                                           New Jersey
Joseph Campbell Company                                            New Jersey
N.V. Biscuits Delacre S.A.                                         Belgium
Campbell Foods Belgium N.V.                                        Belgium
N.V. Godiva Belgium S.A.                                           Belgium
Pepperidge Farm, Incorporated                                      Connecticut
Sanwa Foods, Inc.                                                  California
Societe Francaise des Biscuits Delacre S.A.                        France
Swift-Armour Sociedad Anonima Argentina                            Argentina
Vlasic Foods, Inc.                                                 Michigan


The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries which have been omitted do not, in the aggregate,
(i) represent more than 10% of the assets of Campbell and its consolidated subsidiaries, (ii) contribute more than 10% of the total sales and revenues of Campbell and its consolidated subsidiaries or (iii) contribute more than 10% of the income before taxes and extraordinary items of Campbell and its consolidated subsidiaries. As of August 3, 1997, Campbell owned 70% of the outstanding shares of Arnotts Limited.


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